Filed Pursuant to Rule 424(b)(5)
Registration No. 333-153167
PROSPECTUS SUPPLEMENT
(To Prospectus dated February 3, 2010)

12,074,945 Shares of Common Stock

1,813,944 Shares of Series A Preferred Stock

Warrants to Purchase 9,027,772 Shares of Common Stock

This prospectus supplement and accompanying prospectus relate to the issuance and sale of up to 12,074,945 shares of our common stock, up to 1,813,944 shares of our Series A Preferred Stock and warrants to purchase up to 9,027,772 shares of our common stock. The shares and warrants will be sold in units, with each unit consisting of one share of common stock and a warrant to purchase 0.65 of a share of common stock, at an exercise price of $2.48 per share of common stock. However, certain investors are also purchasing units consisting of one share of Series A Preferred Stock and a warrant to purchase 0.65 of a share of common stock, at an exercise price of $2.48 per share of common stock. No fractional warrants will be issued. Each unit will be sold at a negotiated price of $2.16 per unit. Units will not be issued or certificated. The shares and warrants are immediately separable and will be issued separately.

Our common stock is listed on the Nasdaq Global Market under the symbol “BIOD.” On May 12, 2011, the last reported sale price of our common stock on the Nasdaq Global Market was $2.07 per share. There is no established public trading market for the Series A Preferred Stock or the warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series A Preferred Stock or the warrants on any national securities exchange or any trading system.

Each share of Series A Preferred Stock is convertible into one share of our common stock at any time at the option of the holder, provided that the holder will be prohibited from converting shares of Series A Preferred Stock into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would beneficially own more than 9.98% of the total number of shares of our common stock then issued and outstanding. In the event of our liquidation, dissolution or winding up, holders of our Series A Preferred Stock will receive a payment equal to $.01 per share of Series A Preferred Stock before any proceeds are distributed to the holders of our common stock. Shares of Series A Preferred Stock will generally have no voting rights, except as required by law and except that the consent of holders of a majority of the outstanding Series A Preferred Stock will be required to amend the terms of the Series A Preferred Stock.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement.

We have retained William Blair & Company, L.L.C. and JMP Securities LLC to act as placement agents for this offering. We have agreed to pay the placement agents the placement agent fees set forth in the table below, which assumes that we sell all of the securities we are offering. The placement agents are not required to arrange for the sale of any specific number of units or dollar amount but will use reasonable best efforts to arrange for the sale of the securities.

		Maximum Offering
	Per Unit	Amount

Offering Price	$2.1600	$30,000,000

Placement agent fees	$0.1296	$1,800,000

Offering proceeds to Biodel, before expenses	$2.0304	$28,200,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus supplement and accompanying prospectus are accurate or complete. Any representation to the contrary is a criminal offense.

We estimate the total expenses of this offering, excluding the placement agent fees, will be approximately $250,000. Because there is no minimum offering amount required as a condition to closing in this offering, the actual offering amount, placement agent fees and proceeds to us, if any, in this offering may be substantially less than the maximum offering amounts set forth above. It is anticipated that the securities will be delivered against payment thereon on or about May 18, 2011.

William Blair & Company	JMP Securities

May 12, 2011

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes certain matters relating to us and the specific terms of this offering of our securities, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering of our securities. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. If the information contained in this prospectus supplement differs or varies from the information contained in a document that we have incorporated by reference, you should rely on the information in the more recent document.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, or in any related free writing prospectus that we file with the Securities and Exchange Commission, or the SEC. We and the placement agents have not authorized anyone to provide you with different information. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy those shares in any circumstances in which such offer or solicitation is unlawful. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

The terms “Biodel,” “we,” “our,” and “us” refer, collectively, to Biodel Inc., a Delaware corporation.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information about us that you should consider before buying our securities in this offering. You should carefully read this entire prospectus supplement and the accompanying prospectus, including each of the documents incorporated herein and therein by reference, before making an investment decision. In particular, you should pay special attention to the “Risk Factors” section beginning on page S-5 of this prospectus supplement and the financial statements and related notes and the other financial information incorporated by reference in this prospectus supplement and the accompanying prospectus.

Biodel Inc.

We are a specialty biopharmaceutical company focused on the development and commercialization of innovative treatments for diabetes that may be safer, more effective and more convenient for patients. We develop our product candidates by applying our proprietary formulation technologies to existing drugs in order to improve their therapeutic profiles.

Our proprietary formulations of injectable recombinant human insulin, known as Linjetatm (and previously referred to as VIAject®), represent our most advanced development program. These formulations are designed to be more rapid-acting than the “rapid-acting” mealtime insulin analogs presently used to treat patients with Type 1 and Type 2 diabetes, and we therefore refer to them as our “ultra-rapid-acting” insulin formulations. Our leading formulations in this program, BIOD-105 and BIOD-107, are being studied in Phase 1 clinical trials. An earlier formulation of Linjetatm was the subject of a New Drug Application, or NDA, that we submitted to the U.S. Food and Drug Administration, or the FDA, in December 2009. In October 2010, the FDA issued a complete response letter stating that the NDA for Linjetatm could not be approved in its present form and that we should conduct two pivotal Phase 3 clinical trials with our preferred commercial formulation of Linjetatm prior to re-submitting the NDA. Based upon the complete response letter and subsequent feedback the FDA provided to us at a meeting in January 2011, we decided to study BIOD-105 and BIOD-107 in earlier stage clinical trials prior to initiating the pivotal Phase 3 clinical trials requested by the FDA. Our earlier stage product candidates include insulin analogs formulated with the technology we have developed for recombinant human insulin, a sublingual tablet formulation of insulin, a line of basal insulins and a stabilized formulation of glucagon.

In March 2011, we announced a revised development plan for our rapid-acting insulins and selected two new formulations of recombinant human insulin, BIOD-105 or BIOD-107, for clinical testing. These new formulations are designed to result in more rapid insulin action compared to currently marketed mealtime insulin analogs while maintaining an injection site tolerability profile comparable to currently marketed insulins. BIOD-105 and BIOD-107 are currently in a Phase 1 clinical trial involving approximately 18 Type 1 diabetes patients. This clinical trial is designed as a double blinded, three-period cross over in which patients will receive one subcutaneous injection of BIOD-105, BIOD-107 and Humalog®, each on separate occasions. This clinical trial, which we expect to be completed in the third calendar quarter of 2011, will evaluate the pharmacokinetic, pharmacodynamic and injection site tolerability profiles of the two experimental insulins relative to that of Humalog®. Parallel with this subcutaneous injection clinical trial, we plan to utilize a similar design to conduct a Phase 1 clinical trial using insulin pumps during 2011.

If the Phase 1 clinical trial is a success, we intend to initiate a Phase 2 clinical trial in patients with Type 1 diabetes in the fourth calendar quarter of 2011. The Phase 2 clinical trial is intended to follow the same overall design that would be implemented in Phase 3 clinical trials, which would include two separate pivotal trials — one in patients with Type 1 diabetes, and the other in patients with Type 2 diabetes. We plan to design the Phase 2 and 3 clinical trials as randomized parallel group trials using Humalog® as a comparator in which active dose titration will occur in the first two months after randomization, followed by three months of relatively stable dosing. This trial design is based on initial guidance received from the FDA on the design of two pivotal Phase 3 trials.

Corporate Information

We were incorporated in the State of Delaware in December 2003. Our principal executive offices are located at 100 Saw Mill Road, Danbury, Connecticut 06810, and our telephone number is (203) 796-5000. Our website address is http://www.biodel.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

THE OFFERING

Common Stock:

Common stock offered	12,074,945 shares

Common stock to be outstanding after this offering	38,571,076 shares

Series A Convertible Preferred Stock:

Series A Preferred Stock offered	1,813,944 shares

Conversion	Each share of Series A Preferred Stock is convertible into one share of our common stock at any time at the option of the holder, provided that the holder will be prohibited from converting shares of Series A Preferred Stock into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would beneficially own more than 9.98% of the total number of shares of our common stock then issued and outstanding. This prospectus supplement also relates to the offering of the shares of common stock issuable upon conversion of the Series A Preferred Stock.

Liquidation preference	In the event of our liquidation, dissolution or winding up, holders of Series A Preferred Stock will receive a payment equal to $.01 per share of Series A Preferred Stock before any proceeds are distributed to the holders of our common stock. After the payment of this preferential amount, holders of Series A Preferred Stock will participate ratably with the common stock in the distribution of any remaining assets.

Voting Rights	Shares of Series A Preferred Stock will generally have no voting rights, except as required by law and except that the consent of holders of a majority of the outstanding Series A Preferred Stock will be required to amend the terms of the Series A Preferred Stock.

Dividends	Shares of Series A Preferred Stock will not be entitled to receive any dividends, unless and until specifically declared by our board of directors.

Warrants:

Warrants offered	Warrants to purchase 9,027,772 shares of common stock. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrants.

Warrant exercise price	$2.48 per share of common stock.

Warrant exercisability and expiration	The warrants will be exercisable at any time from and after the original date of issuance until their expiration five years from the original date of issuance.

Use of proceeds	We expect to use our net proceeds from the sale of securities in this offering primarily to fund the ongoing development of BIOD-105 and BIOD-107. See “Use of Proceeds.”

Listing	Our common stock is listed on the Nasdaq Global Market under the symbol “BIOD.” There is no established public trading market for the Series A Preferred Stock or the warrants and we do not expect a market to develop.

In addition, we do not intend to apply for listing of the Series A Preferred Stock or the warrants on any national securities exchange or any trading system.

Risk factors	Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement for a discussion of risk factors that you should carefully consider before making a decision to buy our securities in this offering.

Adjustment to exercise price for 2010 warrants	As a result of this offering, pursuant to the anti-dilution provisions of the warrants that we issued in our registered direct offering in August 2010, the exercise price of such warrants will be reduced from $1.56 per share to $1.175 per share.

The number of shares of our common stock to be outstanding after this offering is based on 26,496,131 shares of our common stock outstanding as of March 31, 2011. This number excludes the 1,813,944 shares issuable upon the conversion of the Series A Preferred Stock to be issued in this offering and the 9,027,772 shares issuable upon the exercise of the warrants to be issued in this offering. This number also excludes (as of March 31, 2011):

•	5,679,454 shares of common stock issuable upon the exercise of outstanding stock options, at a weighted average exercise price of $8.01 per share;

•	2,398,200 shares of common stock issuable upon the exercise of the warrants that we issued in our 2010 registered direct offering, at an exercise price that will be adjusted as a result of this offering of $1.175 per share;

•	118,815 shares of common stock issuable upon the exercise of additional warrants, at an exercise price of $1.41 per share; and

•	531,947 shares of common stock issuable pursuant to restricted stock units.

RISK FACTORS

Investing in our securities involves significant risks. Before making a decision to buy our securities in this offering, you should carefully consider all of the information contained or incorporated by reference in this prospectus supplement and in the accompanying prospectus. In particular, in addition to the Risk Factors described below, you should carefully consider the risks, uncertainties and assumptions under the heading “Part II-Other Information-Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011, which is incorporated into this prospectus supplement by reference. If any of these risks actually occur, they may materially harm our business, prospects, financial condition and results of operations. In this event, the market price of our securities could decline and you could lose part or all of your investment. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations.

Risks Related to this Offering

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion in the application of our net proceeds from this offering and could use them for purposes other than those contemplated at the time of this prospectus supplement. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity as part of your investment decision to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for our company.

You will experience immediate and substantial dilution in the book value per share of the common stock you purchase.

Because we are offering our common stock at a price that is substantially higher than the net tangible book value per share of our common stock as of March 31, 2011, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. If you purchase shares of common stock in this offering (including the shares of common stock issuable upon conversion of the Series A Preferred Stock), you will incur immediate and substantial dilution in net tangible book value of $1.07 per share, after giving effect to the sale by us of 13,888,889 shares of our common stock (including the 1,813,944 shares of common stock issuable upon conversion of the Series A Preferred Stock) at the per unit purchase price of $2.16, less the placement agent fees and estimated offering expenses payable by us. In the past, we have issued options and warrants to acquire common stock at prices significantly below this offering price. To the extent these outstanding options or warrants are ultimately exercised, you will incur additional dilution.

Future sales or issuances of our common stock may cause the market price of our common stock to decline.

The sale of substantial amounts of our common stock, whether directly by us or in the secondary market by existing stockholders, the perception that such sales could occur or the availability for future sale of shares of our common stock or securities convertible into or exchangeable or exercisable for our common stock could materially and adversely affect the market price of our common stock and our ability to raise capital through future offerings of equity or equity related securities. Any such sales may result in significant dilution to our existing shareholders, including you. With one exception, our directors and officers have executed 60-day lock-up agreements for their shares. The shares will be eligible for sale pursuant to Rule 144 upon the expiration of the lock-up agreements. Dr. Solomon Steiner, one of our directors, has not entered into a lock-up agreement with the placement agents. Dr. Steiner beneficially owns approximately 3.3 million shares of our common stock. This represents 12.3% of our outstanding common stock prior to this offering, and 8.5% of our common stock after giving effect to this offering, but not the conversion of any shares of Series A Preferred Stock or exercise of any warrants issued in this offering. In addition, in order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock, including convertible debt. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, which will result in additional dilution to you.

Our Series A Convertible Preferred Stock and warrants have never been publicly traded and active trading markets for these securities are not expected to develop.

Prior to this offering, there has been no public trading market for our Series A Preferred Stock or the warrants and we do not expect a market to develop. We do not intend to apply for listing of the Series A Preferred Stock or the warrants on any national securities exchange or any trading system.

Our Series A Preferred Stock will rank junior to all our liabilities to third-party creditors, and to any class or series of our capital stock created after this offering specifically ranking by its terms senior to the Series A Preferred Stock, in the event of a bankruptcy, liquidation or winding up of our assets.

In the event of our bankruptcy, liquidation or winding up, our assets will be available to pay obligations on our Series A Preferred Stock only after all our liabilities have been paid. Our Series A Preferred Stock will effectively rank junior to all existing and future liabilities held by third-party creditors. The terms of our Series A Preferred Stock do not restrict our ability to raise additional capital in the future through the issuance of debt. Our Series A Preferred Stock will also rank junior to any class or series of our capital stock created after this offering specifically ranking by its terms senior to the Series A Preferred Stock. In the event of our bankruptcy, liquidation or winding up, there may not be sufficient assets remaining, after paying our liabilities, to pay amounts due on any or all of our Series A Preferred Stock then outstanding.

We believe that the issuances of common stock, Series A Preferred Stock and warrants pursuant to this prospectus supplement may result in an “ownership change” as defined for U.S. federal income tax purposes. As a result, we may realize a permanent loss of a portion of our U.S. federal and state deferred tax assets and lose certain built-in losses that have not been recognized for tax purposes as a result of the operation of Section 382 of the Internal Revenue Code of 1986, as amended, in addition to a portion of such assets and losses that was already lost. The amount of any such permanent loss would be determined by the annual limitation and the carryforward period (20 years for U.S. federal net operating losses).

Section 382 imposes restrictions on the use of a corporation’s net operating losses, certain recognized built-in losses and other carry-overs after an “ownership change” occurs. An “ownership change” generally occurs if the aggregate percentage ownership of the stock of the corporation held by one or more “five-percent shareholders” increases by more than fifty percentage points over such shareholders’ lowest percentage ownership during the testing period, which is generally the three year-period ending on the transaction date. Upon an “ownership change,” a corporation generally is subject to an annual limitation on its utilization of pre-change losses and certain recognized built-in losses equal to the value of the stock of the corporation immediately before the “ownership change,” multiplied by the long-term tax-exempt rate (subject to certain adjustments). The annual limitation is increased each year to the extent that there is an unused limitation in a prior year. Since U.S. federal net operating losses generally may be carried forward for up to 20 years, the annual limitation also effectively provides a cap on the cumulative amount of pre-change losses and certain recognized built-in losses that may be utilized. Pre-change losses and certain recognized built-in losses in excess of the cap are effectively lost.

We believe that the issuances of common stock, Series A Preferred Stock and warrants pursuant to this prospectus supplement may result in an “ownership change” as defined for U.S. federal income tax purposes in addition to the ownership change that resulted from the offering we completed in August 2010. It is possible that the limitations imposed on our ability to use pre-change losses and certain recognized built-in losses could cause a net increase in our U.S. federal income tax liability and U.S. federal income taxes to be paid earlier than otherwise would be paid if such limitations were not in effect.

You may be subject to tax upon certain adjustments to, or failures to adjust, the conversion rate of the Series A Preferred Stock or to the number of shares underlying the warrants and/or exercise price of the warrants even though you do not receive a corresponding cash distribution.

Certain adjustments to, or failures to adjust, the conversion rate of the Series A Preferred Stock or the number of shares underlying the warrants and/or exercise price of the warrants may cause holders of common stock, Series A Preferred Stock, or warrants to be treated as having received a distribution, to the extent any such adjustment or failure to adjust results in an increase in the proportionate interest of a holder in our earnings and profits. In such case you will be deemed to have received for U.S. federal income tax purposes a taxable dividend to the extent of our earnings and profits without the receipt of any cash. If you are a Non-U.S. Holder, such deemed dividend generally will be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as may be specified by an applicable treaty), which may be set off against subsequent payments. See “U.S. Federal Income Tax Considerations” in this prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we incorporate by reference into these documents contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference in these documents regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Our forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference in these documents are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including:

•	our ability to secure approval by the FDA for our product candidates under Section 505(b)(2) of the Federal Food, Drug and Cosmetic Act, and the degree to which we are able to clarify with the FDA related regulatory requirements;

•	our ability to conduct the additional pivotal clinical trials the FDA requested in the complete response letter or other tests or analyses required by the FDA to secure approval to commercialize BIOD-105 or BIOD-107;

•	our ability to develop and commercialize formulations of BIOD-105 or BIOD-107 or other rapid-acting insulin or insulin analog formulations that may be associated with less injection site discomfort than the formulation that is the subject of the complete response letter we received from the FDA;

•	the progress, timing or success of our product candidates, particularly BIOD-105 or BIOD-107, and that of our research, development and clinical programs, including any resulting data analyses;

•	our ability to enter into collaboration arrangements for the commercialization of our product candidates and the success or failure of any such collaborations into which we enter, or our ability to commercialize our product candidates ourselves;

•	our ability to enforce our patents for BIOD-105 or BIOD-107 and our ability to secure additional patents for BIOD-105 or BIOD-107 and for our other product candidates;

•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

•	the degree of clinical utility of our products;

•	the ability of our major suppliers to produce our products in our final dosage form;

•	our commercialization, marketing and manufacturing capabilities and strategies; and

•	our ability to accurately estimate anticipated operating losses, future revenues, capital requirements and our needs for additional financing.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included or incorporated by reference important factors in the cautionary statements included in this prospectus supplement, particularly in the “Risk Factors” section that could cause actual results or events to differ materially from the forward-looking statements that we make.

You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in these documents and the documents that we have filed as exhibits to the registration statement of which the accompanying prospectus forms a part, or any document incorporated herein by reference completely and with the understanding that our actual future results may be materially different from what we expect. It is routine for internal projections and expectations to change as the year, or each quarter in the year, progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations are made as of the date of this prospectus supplement and may change prior to the end of each quarter or the year. While we may elect to update forward-looking statements at some point in the future, we do not undertake any obligation to update any forward-looking statements contained or incorporated by reference in this prospectus supplement or the accompanying prospectus, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds to us from our sale of the securities offered by us in this offering will be approximately $28.0 million, after deducting placement agent fees and estimated offering expenses payable by us. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual amount of securities sold, placement agent fees and proceeds to us are not presently determinable and may be substantially less than this estimated amount. To the extent any of the warrants in this offering are exercised for cash, our proceeds will increase.

We intend to use the net proceeds of this offering primarily to fund the ongoing development of BIOD-105 and BIOD-107. In particular, we intend to use these proceeds to fund the early stage clinical trials of these product candidates as well as potential later stage clinical trials. We may also use a portion of the net proceeds to fund our earlier stage product candidates and for working capital and general corporate purposes.

Based on our current plans, we believe that our net proceeds from this offering, together with our existing cash, cash equivalents and restricted cash will be sufficient to fund our anticipated operating expenses and capital expenditures at least through the first half of 2013.

As of the date of this prospectus supplement, we have not specifically allocated any of the net proceeds to any of these particular uses. Accordingly, our management will have broad discretion in the application of the net proceeds.

Pending their application, we intend to invest the net proceeds in investment grade, interest-bearing securities in accordance with our investment policy guidelines.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

The following table shows the high and low sales prices per share of our common stock, as reported on the Nasdaq Global Market, for the periods indicated:

	High	Low

Fiscal Year Ended September 30, 2009
1st Quarter	$4.99	$1.62
2nd Quarter	6.00	3.29
3rd Quarter	6.02	3.64
4th Quarter	5.48	4.46

Fiscal Year Ended September 30, 2010
1st Quarter	$5.39	$3.29
2nd Quarter	5.30	3.22
3rd Quarter	6.25	3.74
4th Quarter	6.08	3.25

Fiscal Year Ending September 30, 2011
1st Quarter	$5.32	$1.50
2nd Quarter	2.97	1.82
3rd Quarter (through May 12, 2011)	2.59	2.03

On May 12, 2011, the last reported trading price of our common stock was $2.07. As of May 11, 2011, there were 40 holders of record of our common stock.

We have never paid or declared cash dividends on our capital stock. We currently intend to retain our future earnings, if any, to finance the growth and development of our business. Payment of future dividends, if any, will be at the discretion of our board of directors.

DILUTION

If you purchase shares of common stock in this offering (including the shares of common stock issuable upon conversion of the Series A Preferred Stock), your interest will be diluted to the extent of the difference between the public offering price and the net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by subtracting our total liabilities from our total tangible assets and dividing the difference by the number of outstanding shares of our common stock.

Our net tangible book value at March 31, 2011 was $15.9 million, or $0.60 per share, based on approximately 26.5 million shares of common stock then outstanding. After giving effect to the sale by us of 13,888,889 shares of common stock in this offering (including the 1,813,944 shares of common stock issuable upon conversion of the Series A Preferred Stock) at the per unit public offering price of $2.16, less the placement agent fees and estimated offering expenses payable by us, our net tangible book value at March 31, 2011 would be $43.9 million, or $1.09 per share. This represents an immediate increase in net tangible book value of $0.49 per share to existing stockholders and an immediate dilution of $1.07 per share to investors in this offering. The following table illustrates this per share dilution:

Public offering price per unit		$2.16
Net tangible book value per share as of March 31, 2011	$0.60
Increase per share attributable to new investors purchasing shares in this offering	0.49

Net tangible book value per share after this offering		1.09

Dilution per share to new investors		$1.07

In the discussion and table above, we assume no exercise of outstanding options or warrants, including the warrants to purchase 9,027,772 shares of common stock being issued in this offering, and no distribution of shares underlying our restricted stock units. As of March 31, 2011, there were outstanding:

•	options to purchase 5,679,454 shares of common stock at a weighted average exercise price of $8.01 per share;

•	the warrants to purchase 2,398,200 shares of common stock that we issued in our 2010 registered direct offering at an exercise price that will be reduced as a result of this offering to $1.175 per share;

•	warrants to purchase 118,815 shares of common stock at an exercise price of $1.41 per share; and

•	531,947 shares of common stock issuable pursuant to restricted stock units.

To the extent that any of these outstanding options or warrants are exercised, or shares underlying restricted stock units are distributed, there will be further dilution to new investors.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering:

•	up to 12,074,945 shares of our common stock;

•	up to 1,813,944 shares of our Series A Preferred Stock; and

•	warrants to purchase up to 9,027,772 shares of our common stock.

The shares and warrants will be sold in units, with each unit consisting of one share of common stock and a warrant to purchase 0.65 of a share of common stock. However, certain investors are also purchasing units consisting of one share of Series A Preferred Stock and a warrant to purchase 0.65 of a share of common stock. No fractional warrants will be issued. Units will not be issued or certificated. The shares and warrants are immediately separable and will be issued separately. The shares of common stock issuable from time to time upon exercise of the warrants, if any, are also being offered pursuant to this prospectus supplement and the accompanying prospectus.

Common Stock

The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under the caption “Description of Capital Stock” starting on page 12 of the accompanying prospectus.

Series A Preferred Stock

The material terms and provisions of the shares of Series A Preferred Stock being issued in this offering are summarized below. The following description is subject to, and qualified in its entirety by, the form of certificate of designation for the Series A Preferred Stock, which has been filed as an exhibit to a Current Report on Form 8-K filed by us with the SEC in connection with this offering. You should review a copy of the form of certificate of designation for a complete description of the powers, preferences, rights, qualifications, limitations and restrictions applicable to the Series A Preferred Stock.

General. Under the terms of our certificate of incorporation, our board of directors is authorized to issue up to 50,000,000 shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. Our board of directors has designated 2,000,000 of the 50,000,000 authorized shares of preferred stock as our Series A Convertible Preferred Stock, par value $.01 per share.

Rank. The Series A Preferred Stock will rank:

•	senior to our common stock;

•	senior to any class or series of our capital stock hereafter created specifically ranking by its terms junior to the Series A Preferred Stock;

•	on parity with any class or series of our capital stock hereafter created specifically ranking by its terms on parity with the Series A Preferred Stock; and

•	junior to any class or series of our capital stock hereafter created specifically ranking by its terms senior to the Series A Preferred Stock,

in each case, as to dividends or distributions of assets upon our liquidation, dissolution or winding up whether voluntarily or involuntarily.

Conversion. Each share of Series A Preferred Stock is convertible into one share of our common stock (subject to adjustment as provided in the certificate of designation for the Series A Preferred Stock) at any time at the option of the holder, provided that the holder will be prohibited from converting shares of

Series A Preferred Stock into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would beneficially own more than 9.98% of the total number of shares of our common stock then issued and outstanding.

Liquidation Preference. In the event of our liquidation, dissolution or winding up, holders of Series A Preferred Stock will receive a payment equal to $.01 per share of Series A Preferred Stock before any proceeds are distributed to the holders of our common stock. After the payment of this preferential amount, and subject to the rights of holders of any class or series of our capital stock hereafter created specifically ranking by its terms senior to the Series A Preferred Stock, holders of Series A Preferred Stock will participate ratably in the distribution of any remaining assets with the common stock and any other class or series of our capital stock hereafter created that participates with the common stock in such distributions.

Voting Rights. Shares of Series A Preferred Stock will generally have no voting rights, except as required by law and except that the consent of holders of a majority of the outstanding Series A Preferred Stock will be required to amend the terms of the Series A Preferred Stock.

Dividends. Shares of Series A Preferred Stock will not be entitled to receive any dividends, unless and until specifically declared by our board of directors.

Redemption. We are not obligated to redeem or repurchase any shares of Series A Preferred Stock. Shares of Series A Preferred Stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous fund provisions.

Listing. There is no established public trading market for the Series A Preferred Stock and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series A Preferred Stock on any national securities exchange or trading system.

Fundamental Transactions. If at any time the Series A Preferred Stock is outstanding we effect a merger or other change of control transaction, as described in the certificate of designation and referred to as a fundamental transaction, then, a holder will have the right to receive, upon any subsequent conversion of a share of Series A Preferred Stock (in lieu of conversion shares) for each issuable conversion share, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such fundamental transaction if it had been, immediately prior to such fundamental transaction, the holder of one share of common stock.

Warrants

The material terms and provisions of the warrants being issued in this offering are summarized below. The following description is subject to, and qualified in its entirety by, the form of warrant, which has been filed as an exhibit to a Current Report on Form 8-K filed by us with the SEC in connection with this offering. You should review a copy of the form of warrant for a complete description of the terms and conditions applicable to the warrants.

Exercisability. The warrants are exercisable at any time from and after the original date of issuance until their expiration five years from the original date of issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). The number of warrant shares that may be acquired by any holder upon any exercise of the warrant will be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of common stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or Exchange Act, does not exceed 9.98% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise). We refer to this as the beneficial ownership limitation. If specifically permitted by the terms of a holder’s warrant, such holder may elect to increase or decrease its beneficial ownership limitation to any other percentage not in excess of 19.9%, except that any such increase will not be effective until the 61st day after written notice of such increase is delivered to us.

Cashless Exercise. The warrants may be exercised by means of a “cashless exercise” in which a warrantholder will be entitled to surrender a portion of the shares of common stock subject to the warrant in lieu of cash for the exercise price.

Exercise Price. The per share exercise price of the warrants is $2.48. The exercise price is subject to appropriate adjustment in the event of stock dividends and distributions, stock splits, stock combinations, recapitalizations, reorganizations or similar events affecting our common stock.

Transferability. Subject to applicable laws, the warrants may be transferred at the option of the holders upon surrender of the warrants to us together with the appropriate instruments of transfer.

Listing. There is no established public trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any national securities exchange or any trading system.

Fundamental Transactions. We will not enter into or be party to a fundamental transaction, which is a merger or other change of control transaction, as described in the warrants, unless the successor entity, as described in the warrants, assumes the warrants and delivers new warrants that are substantially similar. If we enter into, or are a party to, a fundamental transaction pursuant to which our shareholders are entitled or required to receive securities issued by another company or cash or other assets in exchange for our common stock, which we refer to as a corporate event, a holder of a warrant will have the right to receive, upon exercise of the warrant, consideration as if such holder had exercised the warrant immediately prior to such corporate event.

Black Scholes Payment. In addition, in the event of a fundamental transaction, at the request of a holder of a warrant delivered before the 30th calendar day after consummation of such fundamental transaction, we (or the successor entity) will purchase the warrant by paying to the holder, cash in an amount equal to the Black Scholes value, as described in the warrant, of the remaining unexercised portion of the warrant on the date of consummation of such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of a holder’s ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

Waivers and Amendments. Any term of a warrant may be amended or waived with our written consent and the written consent of the holder of such warrant.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary of the material U.S. federal income tax considerations of the acquisition, ownership, and disposition of common stock, Series A Preferred Stock, and warrants to purchase shares of common stock that we are offering is not exhaustive of all possible tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the Internal Revenue Service (the “IRS”), and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary is for general informational purposes only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular holder in light of its investment, personal or tax circumstances or to holders subject to special tax rules, such as: partnerships, subchapter S corporations, or other pass-through entities, banks, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, dealers in securities or currencies, traders in securities that have elected to use the mark-to-market method of accounting for their securities, U.S. expatriates, persons holding the common stock, Series A Preferred Stock, or warrants as part of an integrated investment, including a “straddle,” “hedge,” “constructive sale,” or “conversion transaction,” and persons (other than Non-U.S. Holders) whose functional currency for tax purposes is not the U.S. dollar. This summary does not include any description of the tax laws of any state or local governments, of the U.S. federal alternative minimum tax or the tax laws of any foreign government, that may be applicable to a particular holder.

This summary is directed solely to holders that, except as otherwise specifically noted, will purchase the common stock, Series A Preferred Stock, or warrants offered in this prospectus supplement upon original issuance and will hold such securities as capital assets within the meaning of Section 1221 of the Code, which generally means as property held for investment.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the common stock, Series A Preferred Stock, or warrants, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

As used in this prospectus supplement, the term “U.S. Holder” means a beneficial owner of the common stock, Series A Preferred Stock, or warrants offered in this prospectus supplement that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state of the United States or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

Notwithstanding the preceding paragraph, to the extent provided in Treasury regulations, some trusts in existence on August 20, 1996, and treated as United States persons prior to that date, that elect to continue to be treated as United States persons also will be U.S. Holders. As used in this prospectus supplement, the term “Non-U.S. Holder” is a holder that is not a U.S. Holder.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the common stock, Series A Preferred Stock, or warrants offered in this prospectus supplement, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership and accordingly, this summary does not apply to partnerships. A partner of a partnership holding the common stock, Series A Preferred Stock, or warrants should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership, and disposition by the partnership of the common stock, Series A Preferred Stock, or warrants.

Tax Basis

Upon acquisition of a unit, a holder’s tax basis in the common stock or Series A Preferred Stock, respectively, and the warrant is determined by allocating the cost of the unit to the common stock or Series A Preferred Stock, respectively, and the warrant in proportion to their relative fair market values determined on the date of acquisition.

Taxation of Common Stock, Series A Preferred Stock and Warrants

Consequences to U.S. Holders

Common Stock and Series A Preferred Stock

Distributions made to U.S. Holders out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be included in the income of a U.S. Holder as dividend income and will be subject to tax as ordinary income. Dividends received by an individual U.S. Holder in taxable years beginning before January 1, 2013 that constitute “qualified dividend income” are generally subject to tax at a maximum rate of 15% applicable to net long-term capital gains, provided that certain holding period and other requirements are met. Dividends received by a corporate U.S. Holder, except as described in the next subsection, generally will be eligible for the 70% dividends-received deduction.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the U.S. Holder’s adjusted tax basis in the shares, but rather will reduce the adjusted tax basis of such shares. To the extent that distributions in excess of our current and accumulated earnings and profits exceed the U.S. Holder’s adjusted tax basis in the shares, such distributions will be included in income as capital gain. This capital gain will be long-term if the shares have been held for more than one year and otherwise will be short-term. In addition, a corporate U.S. Holder will not be entitled to the dividends-received deduction on any portion of a distribution that does not constitute dividend income.

We will notify holders of our shares after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, qualified dividend income and nondividend distributions, if any.

A corporate U.S. Holder may not be entitled to take the 70% dividends-received deduction in all circumstances. Prospective corporate investors in our common stock and Series A Preferred Stock should consider the effect of:

•	Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate U.S. Holder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock, which may include our common stock, Series A Preferred Stock, and warrants;

•	Section 246(c) of the Code, which, among other things, disallows the dividends-received deduction in respect of any dividend on a share of stock that is held for less than the minimum holding period (generally, for common stock, at least 46 days during the 90 day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend); and

•	Section 1059 of the Code, which, under certain circumstances, reduces the basis of stock for purposes of calculating gain or loss in a subsequent disposition by the portion of any “extraordinary dividend” that is eligible for the dividends-received deduction.

Upon the sale or exchange of our common stock or Series A Preferred Stock, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, or other taxable disposition and the U.S. Holder’s adjusted tax basis in the shares. The amount realized by the U.S. Holder will include the amount of any cash and the fair market value of any other property received upon the sale or exchange. A U.S. Holder’s tax basis in a share generally will be equal to the cost of the share to such U.S. Holder, which may be adjusted for certain subsequent events (for example, if the U.S. Holder receives a nondividend distribution, as described above). Gain or loss realized on the sale or exchange of our common stock or Series A Preferred Stock generally will be capital gain or loss and will be long-term capital gain or loss if the shares have been held for more than one year. Net long-term capital gain recognized by an individual U.S. Holder before January 1, 2013 generally is subject to tax at a maximum rate of 15%. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.

A U.S. holder generally will not recognize any gain or loss in respect of the receipt of common stock upon the conversion of the Series A Preferred Stock. The adjusted tax basis of common stock received on conversion will equal the adjusted tax basis of the Series A Preferred Stock converted, and the holding period of the common stock received on conversion will generally include the period during which the converted Preferred Stock was held prior to conversion.

The conversion rate of the Series A Preferred Stock is subject to adjustment under certain circumstances. U.S. Treasury regulations promulgated under Section 305 of the Code would treat a U.S. holder of the common stock or Series A Preferred Stock as having received a constructive distribution includable in the U.S. Holder’s income in the manner as described above if, and to the extent that, certain adjustments in the conversion rate or the failure to make such an adjustment increase the proportionate interest of a U.S. Holder in our earnings and profits. Thus, under certain circumstances, U.S. Holders may recognize income in the event of a constructive distribution even though they may not receive any cash, securities or other property. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing dilution in the interest of the U.S. Holders of the Series A Preferred Stock, however, will generally not be considered to result in a constructive dividend distribution.

Warrants

If a U.S. Holder exercises a warrant, a U.S. Holder should not recognize any gain or loss (except with respect to cash, if any, received upon such exercise) and should have a tax basis in our common stock acquired pursuant to such exercise equal to the holder’s tax basis in the warrant, if any, plus the exercise price paid upon exercise of the warrant (reduced by any tax basis allocable to a fractional share). If any cash is received in lieu of the right to receive a fractional common share pursuant to a warrant, the rules described in the next paragraph will apply with respect to the portion of the warrant that corresponds to the fractional common share. A U.S. Holder’s holding period for any common stock acquired pursuant to the exercise of a warrant will generally commence on the date of exercise of the warrant.

A U.S. Holder of a warrant will recognize gain or loss on the sale or exchange of a warrant, other than by exercise as described above, in an amount equal to the difference between the amount realized and the holder’s tax basis in the warrant. Gain or loss realized on the sale or exchange of a warrant generally will be capital gain or loss and will be long-term capital gain or loss if the warrant has been held for more than one year. Net long-term capital gain recognized by an individual U.S. Holder before January 1, 2013 generally is subject to tax at a maximum rate of 15%. If a warrant expires without being exercised, a U.S. Holder generally will recognize a capital loss in an amount equal to its tax basis in the warrant. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.

U.S. Holders should consult their own tax advisors regarding the tax consequences of the exercise of a warrant by means of a “cashless exercise.”

Certain adjustments to, or failures to adjust, the number of shares underlying the warrants and/or exercise price of the warrants may cause holders of warrants to be treated as having received a distribution on the warrants, to the extent any such adjustment or failure to adjust results in an increase in the proportionate interest of a holder in our earnings and profits. Such a distribution would be taxable to holders as a dividend, return of capital or capital gain in accordance with the rules discussed above under “— Common Stock and Series A Preferred Stock.”

Consequences to Non-U.S. Holders

A distribution made to Non-U.S. Holders out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes that is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, generally will be subject to U.S. federal income and withholding tax at a rate of 30% (or lower rate under an applicable treaty, if any). Payments subject to withholding of U.S. federal income tax may nevertheless be exempt from withholding (or subject to withholding at a reduced rate) if the Non-U.S. Holder provides us with a properly executed IRS Form W-8BEN (or successor form) claiming an exemption from, or reduction in, withholding under the benefit of a tax treaty, or IRS Form W-8ECI (or other applicable form) stating that a dividend paid on our shares is not subject to withholding tax because it is effectively connected with the conduct of a trade or business within the United States, as discussed below.

To claim benefits under an income tax treaty, a Non-U.S. Holder must certify to us or our agent, under penalties of perjury, that it is a non-United States person and provide its name and address (which certification may generally be made on an IRS Form W-8BEN, or a successor form), obtain and provide a taxpayer identification number, and certify as to its eligibility under the appropriate treaty’s limitations on benefits article. In addition, special rules may apply to claims for treaty benefits made by Non-U.S. Holders that are entities rather than individuals. A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any capital gain realized on the sale or exchange of our common stock, Series A Preferred Stock, or warrants (including upon exercise of a warrant) provided that: (a) the gain is not effectively connected with the conduct of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, and (b) in the case of a Non-U.S. Holder that is an individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of the sale or exchange, as determined under applicable Code provisions. An individual Non-U.S. Holder who is present in the United States for 183 days or more in the taxable year of sale or exchange of our common stock, Series A Preferred Stock or warrants and if certain other conditions are met, will be subject to U.S. federal income tax at a rate of 30% on the gains realized on the sale or exchange.

If a Non-U.S. Holder of our common stock, Series A Preferred Stock or warrants is engaged in the conduct of a trade or business within the United States and if dividends on the shares, or gain realized on the sale or exchange are effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from U.S. federal withholding tax (provided that the certification requirements discussed above are satisfied), generally will be subject to U.S. federal income tax on such dividends or gain on a net income basis in the same manner as if it were a U.S. Holder. Non-U.S. Holders should read the material under the heading “— Consequences to U.S. Holders” above for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of our common stock, Series A Preferred Stock or warrants. In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the United States, subject to certain adjustments.

Non-U.S. holders will generally not recognize any gain or loss in respect of the receipt of common stock upon the conversion of the Series A Preferred Stock.

As described above, adjustments in the conversion rate (or failures to adjust the conversion rate) that increase the proportionate interest of a Non-U.S. holder in our earning and profits could result in deemed distributions to the Non-U.S. holder that are taxed as described above. U.S. federal withholding tax due with respect to such distributions may be set off against subsequent payments on the common stock, Series A Preferred Stock or warrants.

Additional Medicare Tax

With respect to taxable years beginning after December 31, 2012, certain U.S. Holders, including individuals, estates and trusts, will be subject to an additional 3.8% Medicare tax on unearned income. For individual U.S. Holders, the additional Medicare tax applies to the lesser of (i) “net investment income,” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents, and capital gains. U.S. Holders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in the common stock, Series A Preferred Stock and warrants.

Backup Withholding and Information Reporting.

In general, in the case of a U.S. Holder, other than certain exempt holders, we and other payors are required to report to the IRS all payments of dividends on our common stock, Series A Preferred Stock, or warrants. In addition, we and other payors generally are required to report to the IRS any payment of proceeds of the sale of common stock, Series A Preferred Stock, or warrants. Additionally, backup withholding generally will apply to any dividend payment and to proceeds received on a sale or exchange if a U.S. Holder fails to provide an accurate taxpayer identification number and certify that the taxpayer identification number is correct, the U.S. Holder is notified by the IRS that it has failed to report all dividends required to be shown on its U.S. federal income tax returns, or the U.S. Holder does not certify that it has not underreported its interest and dividend income.

In the case of a Non-U.S. Holder, backup withholding and information reporting will not apply to payments made if the Non-U.S. Holder provides the required certification that it is not a United States person, as described above, or the Non-U.S. Holder otherwise establishes an exemption, provided that the payor or withholding agent does not have actual knowledge that the holder is a United States person, or that the conditions of any exemption are not satisfied.

In addition, payments of the proceeds from the sale of our common stock, Series A Preferred Stock, or warrants to or through a foreign office of a broker or the foreign office of a custodian, nominee, or other dealer acting on behalf of a holder generally will not be subject to information reporting or backup withholding. However, if the broker, custodian, nominee, or other dealer is a United States person, the government of the United States or the government of any state or political subdivision of any state, or any agency or instrumentality of any of these governmental units, a controlled foreign corporation for U.S. federal income tax purposes, a foreign partnership that is either engaged in a trade or business within the United States or whose United States partners in the aggregate hold more than 50% of the income or capital interest in the partnership, a foreign person 50% or more of whose gross income for a certain period is effectively connected with a trade or business within the United States, or a United States branch of a foreign bank or insurance company, information reporting (but not backup withholding) generally will be required with respect to payments made to a holder unless the broker, custodian, nominee, or other dealer has documentation of the holder’s foreign status and the broker, custodian, nominee, or other dealer has no actual knowledge to the contrary.

Payment of the proceeds from a sale of our common stock, Series A Preferred Stock, or warrants to or through the United States office of a broker is subject to information reporting and backup withholding, unless the holder certifies as to its non-United States person status or otherwise establishes an exemption from information reporting and backup withholding.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Legislation Affecting Taxation of Common Stock, Series A Preferred Stock and Warrants Held by or Through Foreign Entities

Legislation was enacted on March 18, 2010 that will, effective for payments made after December 31, 2012, impose a 30% U.S. withholding tax on certain U.S. source payments, including dividends, and on the gross proceeds from a disposition of property of a type which can produce U.S. source dividends, if paid to a foreign financial institution, unless such institution enters into an agreement with the U.S. Treasury to collect and provide to the U.S. Treasury substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, with such institution. The legislation also generally imposes a withholding tax of 30% on the above described payments and gross proceeds paid to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes. These withholding and reporting requirements will generally apply to payments made after December 31, 2012. Holders are urged to consult with their own tax advisors regarding the possible implications of this recently enacted legislation on their investment in the common stock, Series A Preferred Stock and warrants.

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement among us, William Blair & Company, L.L.C. and JMP Securities LLC, we have engaged William Blair & Company, L.L.C. and JMP Securities LLC as the exclusive lead placement agent and co-placement agent, respectively, in connection with this offering. The placement agents are not purchasing or selling any of the units we are offering, and they are not required to arrange the purchase or sale of any specific number of units or dollar amount, but the placement agents have agreed to use reasonable best efforts to arrange for the sale of the units.

The placement agency agreement provides that the obligations of the placement agents are subject to certain conditions precedent, including, among other things, the absence of any material adverse change in our business and the receipt of customary opinions, letters and closing certificates.

The placement agents propose to arrange for the sale of the units we are offering pursuant to this prospectus supplement to one or more investors through subscription agreements directly between the purchasers and us. All of the units will be sold at the same price and, we expect, at a single closing. We established the price following negotiations with prospective investors and with reference to the prevailing market price of our common stock, recent trends in such price and other factors. It is possible that not all of the units we are offering pursuant to this prospectus supplement will be sold at the closing, in which case our net proceeds would be reduced. We expect that the sale of the units will be completed on the date indicated on the cover page of this prospectus supplement.

We will pay the placement agents a placement agent fee equal to 6% of the gross proceeds of this offering. The following table shows the per share and total placement agent fees we will pay to the placement agents in connection with the sale of the securities, assuming the purchase of all of the securities we are offering.

Per unit	$0.1296
Total	$1,800,000

We estimate the total expenses of this offering, which will be payable by us, excluding the placement agent fees, will be approximately $250,000. In no event will the total amount of compensation paid to the placement agents and other securities brokers and dealers upon completion of this offering exceed 8% of the gross proceeds of the offering.

We have agreed to indemnify the placement agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended. We have also agreed to contribute to payments the placement agents may be required to make in respect to such liabilities.

We, along with our executive officers and (except as described below) our directors, have agreed to certain lock-up provisions with regard to future sales of our common stock for a period of sixty days after the date of this prospectus supplement, as set forth in the placement agency agreement. See “— No Sales of Similar Securities”.

The placement agency agreement is included as Exhibit 1.1 to our Current Report on Form 8-K filed with the SEC in connection with this offering.

No Sales of Similar Securities

We and our executive officers and (except as described below) our directors have agreed, subject to certain exceptions, not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, other than the securities which we may sell in this offering, for 60 days after the date of this prospectus supplement without first obtaining the written consent of William Blair & Company, L.L.C. Specifically, we and these other individuals have agreed not to directly or indirectly:

•	offer, pledge, sell or contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock;

•	file or cause to become effective a registration statement under the Securities Act relating to the offer and sale of any shares of common stock or securities convertible into or exercisable or exchangeable for shares of common stock; or

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in this list is to be settled by delivery of common stock or such other securities, in cash or otherwise.

The foregoing restrictions with respect to our executive officers and directors do not apply to:

•	transfers of shares of common stock or any security convertible into common stock as a bona fide gift, provided that the donee or donees thereof agree in writing to be bound by the restrictions described above;

•	transfers of shares of common stock or any security convertible into common stock either during the individual’s lifetime or upon death by will or intestate succession to the immediate family of the individual or to a trust the beneficiaries of which are exclusively the individual and/or a member or members of his immediate family, provided that the trustee agrees in writing to be bound by the restrictions described above;

•	transfers effected pursuant to any exchange of “underwater” options with us;

•	transfers to us to satisfy any payment or withholding obligations in connection with the exercise or settlement of any equity awards under our equity compensation plans or any exercise of any option or warrant to purchase shares of common stock;

•	the exercise of any stock option or the acquisition of shares of common stock issued pursuant to our equity compensation plans, including any exercise effected by the delivery of shares of our common stock held by an executive officer or director;

•	sales or transfers of shares made pursuant to any trading plan established pursuant to Rule 10b5-1 of the Exchange Act that has been entered into by the individual prior to the date of the agreement; or

•	the entry into any trading plan established pursuant to Rule 10b5-1 of the Exchange Act, provided that no sales or other dispositions may occur under such plan until the expiration of the restricted period.

The foregoing restrictions with respect to us do not apply to:

•	securities offered in this offering;

•	any shares of common stock issued upon the exercise of an option or warrant or the conversion of a security outstanding on the date of this prospectus supplement,

•	any shares of common stock issued or options to purchase common stock granted to employees, directors and/or consultants pursuant to our employee benefit and stock plans; or

•	any shares of common stock issued as consideration for mergers, acquisitions, other business combinations, or strategic alliances.

The 60-day restricted period in all of the agreements is subject to extension if (i) during the last 17 days of the restricted period we issue an earnings release or material news or a material event relating to us occurs or (ii) prior to the expiration of the restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the restricted period, in which case the restrictions imposed in these lock-up agreements shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Dr. Solomon Steiner, one of our directors, has not entered into a lock-up agreement with the placement agents. Dr. Steiner beneficially owns approximately 3.3 million shares of our common stock. This represents 12.3% of our outstanding common stock prior to this offering, and 8.5% of our common stock after giving effect to this offering, but not the conversion of any shares of Series A Preferred Stock or exercise of any warrants issued in this offering. See “Risk Factors — Risks Related to this Offering — Future sales or issuances of our common stock may cause the market price of our common stock to decline.”

Listing

Our common stock is listed on the Nasdaq Global Market under the symbol “BIOD.” There is no established public trading market for the Series A Preferred Stock or the warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series A Preferred Stock or the warrants on any national securities exchange or any trading system.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the placement agents, or by an affiliate. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the placement agents’ website and any information contained in any other websites maintained by the placement agents is not part of this prospectus supplement or the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or the placement agents, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement and subscription agreements. A copy of the placement agency agreement and the form of subscription agreements with the investors are included as exhibits to our Current Report on Form 8-K filed with the SEC in connection with this offering. See “Where You Can Find More Information” and “Incorporation by Reference.”

Regulation M Restrictions

The placement agents may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriters, the placement agents would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by the placement agents acting as a principal. Under these rules and regulations, the placement agents:

•	must not engage in any stabilization activity in connection with our securities; and

•	must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Affiliations

The placement agents and their respective affiliates may provide various investment banking, financial advisory and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees. In the course of their businesses, the placement agents and their respective affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the placement agents and their respective affiliates may at any time hold long or short positions in such securities or loans.

LEGAL MATTERS

The validity of the securities we are offering will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the placement agents by Morrison & Foerster LLP, New York, New York.

EXPERTS

The financial statements as of September 30, 2009 and 2010 and for each of the three years in the period ended September 30, 2010 and for the period from December 3, 2003 (inception) to September 30, 2010 and management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2010 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can find, copy and inspect information we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information about the public reference room. You can review our electronically filed reports, proxy and information statements on the SEC’s website at http://www.sec.gov or on our website at http://www.biodel.com. Information included on our website is not a part of this prospectus supplement or the accompanying prospectus.

The accompanying prospectus is part of a registration statement that we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. The registration statement contains more information than this prospectus supplement regarding us and the securities we are offering, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC’s website.

INCORPORATION BY REFERENCE

The SEC requires us to “incorporate by reference” into this prospectus supplement information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference in this prospectus supplement is considered to be part of this prospectus supplement. Information contained in this prospectus supplement and information that we file with the SEC in the future and incorporate by reference in this prospectus supplement automatically modifies and supersedes previously filed information including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement, to the extent the new information differs from or is inconsistent with the old information. Any information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the SEC (in each case, other than those documents or the portions of those documents not deemed to be filed):

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2010, as filed with the SEC on December 14, 2010;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2010 and March 31, 2011, as filed with the SEC on February 7, 2011 and May 9, 2011, respectively;

•	our Current Reports on Form 8-K filed with the SEC on October 6, 2010, December 21, 2010, January 10, 2011 and March 4, 2011; and

•	the description of our common stock contained in our Registration Statement on Form 8-A dated May 8, 2007, including any amendments or reports filed for the purpose of updating that description.

In addition, this prospectus supplement incorporates by reference all other documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the completion or termination of this offering of securities even though such documents are not specifically identified in this prospectus supplement.

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

Biodel Inc.
100 Saw Mill Road
Danbury, Connecticut
Attention: Vice President, Operations
Telephone: (203) 796-5000

$100,000,000
of
Debt Securities
Preferred Stock
Common Stock
Warrants

1,211,248 Shares
of
Common Stock
Offered by Selling Stockholders

We may offer and sell, from time to time in one or more primary offerings, up to $100,000,000 aggregate dollar amount of debt securities, preferred stock, common stock and warrants. We will specify in the accompanying prospectus supplement the terms of the securities to be offered and sold. We may sell these securities to or through underwriters, directly to investors or through agents. We will provide you with specific terms of any offering, including the names of any underwriters or agents, in supplements to this prospectus.

In addition to the primary offering of securities described above, the selling stockholders identified in this prospectus may sell from time to time up to 1,211,248 shares of our common stock. We will not receive any proceeds from the sale of shares by the selling stockholders.

Our common stock is listed on the Nasdaq Global Market under the symbol “BIOD.”

Investing in our securities involves significant risks. See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless, to the extent required by applicable law, it is accompanied by a prospectus supplement.

Prospectus dated February 3, 2010.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, issue and sell debt securities, preferred stock, common stock or warrants, or any combination of those securities, in one or more primary offerings, up to a total dollar amount of $100,000,000. In addition to the primary offering of securities, the selling stockholders identified in this prospectus may, from time to time, sell up to 1,211,248 shares of our common stock in one or more secondary offerings. We have provided to you in this prospectus a general description of the securities we and the selling stockholders may offer and a description of the general manner in which we or the selling stockholders may offer those securities pursuant to this prospectus. Each time we or the selling stockholders sell securities under this shelf registration process, we will, to the extent required by applicable law, provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in the prospectus supplement, or in any “free writing prospectus” we may authorize to be delivered to you, any of the information contained or incorporated by reference in this prospectus. To the extent that there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus, together with the applicable prospectus supplements and any free writing prospectus we may authorize to be delivered to you, includes all material information relating to this offering.

As permitted by the rules and regulations of the SEC, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

i

SUMMARY

Biodel Inc.

We are a specialty biopharmaceutical company focused on the development and commercialization of innovative treatments for diabetes, which may be safer, more effective and more convenient for patients. We develop our product candidates by applying our proprietary formulation technologies to existing drugs in order to improve their therapeutic profiles. Our initial development efforts are focused on peptide hormones.

Our most advanced product candidate is VIAject®, a proprietary injectable formulation of recombinant human insulin designed to be absorbed into the blood faster than the currently marketed rapid-acting insulin analogs. We have completed two pivotal Phase III clinical trials of VIAject®, one in patients with Type 1 diabetes and the other in patients with Type 2 diabetes. In December 2009 we submitted a New Drug Application, or NDA, to the U.S. Food and Drug Administration for clearance to market VIAject® as a treatment for diabetes. In addition to VIAject®, we are developing VIAtabtm, a sublingual formulation of insulin. We have tested one formulation of VIAtabtm in patients with Type 1 diabetes and are developing additional formulations for further clinical testing.

Corporate Information

We were incorporated in the State of Delaware in December 2003. Our principal executive offices are located at 100 Saw Mill Road, Danbury, Connecticut 06810, and our telephone number is (203) 796-5000. Our website address is http://www.biodel.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement. In particular, you should consider the risk factors under the heading “Part I — Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2009 on file with the SEC, which are incorporated by reference in this prospectus, in each case as those risk factors are amended or supplemented by our subsequent filings with the SEC. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Our forward-looking statements in this prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described in the forward-looking statements, including:

•	our ability to secure approval by the U.S. Food and Drug Administration, or the FDA, for our product candidates under Section 505(b)(2) of the Federal Food, Drug and Cosmetic Act;

•	the length of time that will elapse before our NDA for VIAject® is fully reviewed by the FDA;

•	our ability to secure approval by the FDA for VIAject® without conducting additional pivotal clinical trials;

•	our ability to market, commercialize and achieve market acceptance for VIAject®;

•	the progress, timing or success of our product candidates, particularly VIAject®, and that of our research, development and clinical programs, including any resulting data analyses;

•	our ability to enter into collaboration arrangements for the commercialization of our product candidates and the success or failure of any such collaborations into which we enter, or our ability to commercialize our product candidates ourselves;

•	our ability to enforce our patent for VIAject® and our ability to secure additional patents for VIAject® and for our other product candidates;

•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

•	the degree of clinical utility of our products;

•	the ability of our major suppliers, including suppliers of insulin, to produce our product or products in our final dosage form;

•	our commercialization, marketing and manufacturing capabilities and strategies; and

•	our ability to accurately estimate anticipated operating losses, future revenues, capital requirements and our needs for additional financing.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included or incorporated by reference important factors in the cautionary statements included in this prospectus, particularly in the “Risk Factors” section that could cause actual results or events to differ materially from the forward-looking statements that we make.

You should read this prospectus, any prospectus supplement, the documents incorporated by reference in this prospectus or any prospectus supplement and the documents that have been filed as exhibits to the registration statement of which this prospectus forms a part or to any document incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. It is routine for internal projections and expectations to change as the year, or each quarter in the year, progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations are made as of the date of this prospectus and may change prior to the end of each quarter or the year. While we may elect to update forward-looking statements at some point in the future, we do not assume any obligation to update any forward-looking statements contained or incorporated by reference in this prospectus or any prospectus supplement.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds to us from our sale of securities in primary offerings under this prospectus for general corporate purposes, including sales and marketing expenses, clinical trial costs, research and development expenses, general and administrative expenses, and potential acquisition of, or investment in, companies, technologies, products or assets that complement our business. We may set forth in a prospectus supplement relating to a specific primary offering our intended uses for the net proceeds to be received from our sale of securities in that offering. Pending any such uses, we intend to invest the proceeds in a variety of capital preservation investments, including short-term or long-term investment-grade, interest-bearing instruments.

We will not receive any proceeds from the sale of shares of common stock in secondary offerings by the selling stockholders.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	Fiscal Year Ended September 30,
	2005	2006	2007	2008	2009

Ratio of earnings to fixed charges	—	—	—	—	—

We have computed the ratio of earnings to fixed charges set forth above by dividing pre-tax loss from continuing operations before fixed charges by fixed charges. Fixed charges are the sum of the following:

•	interest expense;

•	amortized premiums, discounts and capitalized expenses related to indebtedness; and

•	an estimate of the interest within rental expense.

Our earnings were insufficient to cover our fixed charges by $42.9 million for the fiscal year ended September 30, 2009, $44.3 million for the fiscal year ended September 30, 2008, $22.4 million for the fiscal year ended September 30, 2007, $8.1 million for the fiscal year ended September 30, 2006, and $3.4 million for the fiscal year ended September 30, 2005.

As of the date of this prospectus, we have no shares of preferred stock outstanding and have not declared or paid any preferred stock dividends for the periods set forth above.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities from us in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

SELLING STOCKHOLDERS

The stockholders named below may from time to time offer and sell pursuant to this prospectus and the applicable prospectus supplement up to an aggregate of 1,211,248 shares of our common stock. Great Point Partners I, L.P. acquired shares of our Series B convertible preferred stock and warrants to purchase shares of our common stock in July 2006 in a private placement. In connection with our initial public offering in May 2007, the shares of Series B convertible stock converted into shares of common stock and Great Point Partners I, L.P. exercised its warrants. Mr. David Kroin, a member of our board of directors, is a co-founder and managing director of Great Point Partners I, L.P. Mr. Scott A. Weisman is also a member of our board of directors. In connection with our Series A preferred stock private placement prior to our initial public offering, Mr. Weisman received various warrants to purchase shares of our capital stock in his capacity as a managing director of the placement agent we engaged for those private placements. The shares offered by Mr. Weisman hereby represent shares of common stock that he may receive upon exercise of those warrants.

The following table sets forth for the selling stockholders, the amount of our common stock beneficially owned as of December 31, 2009, the number of shares of common stock offered hereby and the number of shares and percentage of outstanding common stock to be owned after completion of the sale of the maximum number of shares that may be offered under this prospectus. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or investment power with respect to shares of our common stock. Generally, a person “beneficially owns” shares if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The percentages in the table are based on 23,883,612 shares of our common stock outstanding as of December 31, 2009.

The following table may be expanded or supplemented in prospectus supplements as new information becomes available to us. All information contained in the table is based upon information provided to us by the selling stockholders, and we have not independently verified this information.

				Maximum	Beneficial Ownership After
	Beneficial Ownership as of			Number of	the Sale of the Maximum
Name of Selling	December 31, 2009			Shares	Number of Shares(1)
Stockholder	Shares		Percentage	Offered	Number	Percentage

Great Point Partners I, L.P.	1,092,433	(2)	4.6%	1,092,433	—	—%
Mr. Scott A. Weisman	676,505	(3)	2.8%	118,815	557,690	2.3%

(1)	We do not know when or in what amounts the selling stockholders may offer shares for sale. The selling stockholders might not sell any or all of the shares of common stock offered by this prospectus. Because the selling stockholders may offer all or some of the shares of common stock pursuant to this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any such shares, we cannot estimate the number of shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares of common stock covered by this prospectus will be held by the selling stockholders.

(2)	The principal business address of Great Point Partners I, L.P. is 165 Mason Street, Greenwich, Connecticut 06824.

(3)	Consists of 446,009 shares of common stock, warrants to purchase 118,815 shares of common stock and options to purchase 111,681 shares of our common stock which are exercisable within 60 days of December 31, 2009. The shares include 107,873 shares held by the 1999 Weisman Family Trust, of which Mr. Weisman and his spouse are the trustees. Sole voting and investment power of the shares held by the trust has been granted to an investment advisor. Mr. Weisman disclaims beneficial ownership of the shares held by the trust. The principal business address of Mr. Weisman is 488 Main Avenue, Norwalk, Connecticut 06851.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we or the selling stockholders may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more primary offerings, debt securities, preferred stock, common stock and warrants to purchase any such securities. The selling stockholders may from time to time offer shares of our common stock for resale in one or more secondary offerings.

In this prospectus, we refer to the debt securities, preferred stock, common stock and warrants that may be sold by us in a primary offering collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus, not including the value of the 1,211,248 shares of common stock that may be offered for resale by the selling stockholders, will not exceed $100,000,000.

If we issue debt securities at a discount from their original stated principal amount, then we will use the issue price, and not the principal amount, of such debt securities for purposes of calculating the total dollar amount of all securities issued under this prospectus.

This prospectus may not be used to consummate a sale of securities unless, to the extent required by applicable law, it is accompanied by a prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer in a primary offering under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

We will issue senior notes under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue subordinated notes under a subordinated indenture that we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part. We will describe changes to the indentures in connection with an offering of debt securities in a prospectus supplement. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939, or the Trust Indenture Act. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of senior notes, subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

If we decide to issue any senior notes or subordinated notes pursuant to this prospectus, we will describe in a prospectus supplement the terms of the series of notes, including the following:

•	the title of the notes;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of notes in global form, the terms and who the depository will be;

•	the maturity date;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the notes will be secured or unsecured, and the terms of any secured debt;

•	whether or not the notes will be senior or subordinated;

•	the terms of the subordination of any series of subordinated debt;

•	the terms on which the notes may be convertible into or exchangeable for common stock or other securities of ours, including provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option and provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the series of debt securities receive would be subject to adjustment;

•	the place where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of notes pursuant to any optional redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of notes;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion of any material or special U.S. federal income tax considerations;

•	the denominations in which we will issue the series of notes, if other than denominations of $1,000 and any integral multiple thereof;

•	the definition and consequences of events of default under the indentures; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Subordination of Subordinated Notes

The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain indebtedness to which we may be subject to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

Form, Exchange and Transfer

We will issue the notes of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue notes of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, or another depository named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the notes of any series can exchange the notes for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the notes may present the notes for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the notes that the holder presents for transfer or exchange, we will not require any payment for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any notes. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

If we elect to redeem the notes of any series, we will not be required to:

•	reissue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any notes that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any notes we are redeeming in part.

Consolidation, Merger or Sale

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the notes, as appropriate.

Events of Default Under the Indentures

The following are events of default under the indentures with respect to any series of notes that we may issue:

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant contained in the notes or the indentures, other than a covenant specifically relating to another series of notes, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of the applicable series; and

•	if we experience specified events of bankruptcy, insolvency or reorganization.

If an event of default with respect to notes of any series occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, or premium, if any, on and accrued interest, if any, on the notes due and payable immediately.

The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to the series and its consequences, except uncured defaults or events of default regarding payment of principal, or premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the trustee reasonable indemnity. In such event, the holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the notes of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies, if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding notes of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of notes if we default in the payment of the principal of, or the premium, if any, or interest on, the notes.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Discharge

Each indenture provides that we can elect, under specified circumstances, to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	To fix any ambiguity, defect or inconsistency in the indenture; or

•	To change anything that does not materially adversely affect the interests of any holder of notes or any series.

In addition, under the indentures, we and the trustee may change the rights of holders of a series of notes with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected. However, we and the trustee may only make the following changes with the consent of each holder of any outstanding notes affected:

•	extending the fixed maturity of the series of notes;

•	reducing the principal amount, the rate of interest or any premium payable upon the redemption of any notes; or

•	reducing the minimum percentage of notes, the holders of which are required to consent to any amendment.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given to it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any notes on any interest payment date to the person in whose name the notes, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the notes of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee in The City of New York as our sole paying agent for payments with respect to notes of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the notes of a particular series. We will maintain a paying agent in each place of payment for the notes of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the notes will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF CAPITAL STOCK

The following descriptions of our capital stock and provisions of our certificate of incorporation and bylaws are summaries and are qualified by reference to our second amended and restated certificate of incorporation and amended and restated bylaws. We have filed copies of these documents with the SEC as exhibits to the registration statement of which this prospectus forms a part.

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share, all of which preferred stock is undesignated.

Common Stock

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of our stockholders. Holders of our common stock do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of common stock are entitled to receive proportionately any dividends that may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.

If we liquidate, dissolve or wind up, the holders of our common stock are entitled to share ratably in all assets legally available for distribution to our stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of our preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Under the terms of our certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. This could also permit our board of directors to institute a stockholder rights plan or “poison pill”.

Anti-Takeover Effects of Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law, or the DGCL. Subject to certain exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for three years following the date the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner.

Section 203 of the DGCL generally defines a “business combination” to include, among other things, any merger or consolidation involving us and the interested stockholder and the sale of more than 10% of our assets.

In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our voting stock or any entity or person associated or affiliated with or controlling or controlled by such entity or person. The restrictions contained in Section 203 are not applicable to any of our existing stockholders that owned 15% or more of our outstanding voting stock upon the closing of our initial public offering.

Staggered Board

Our certificate of incorporation and our bylaws divide our board of directors into three classes with staggered three-year terms. In addition, our certificate of incorporation and our bylaws provide that directors may be removed only for cause and only by the affirmative vote of the holders of 75% of our shares of capital stock present in person or by proxy and entitled to vote. Under our certificate of incorporation and bylaws, any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office. Furthermore, our certificate of incorporation provides that the authorized number of directors may be changed only by the resolution of our board of directors. The classification of our board of directors and the limitations on the ability of our stockholders to remove directors, change the authorized number of directors and fill vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our company.

Stockholder Action; Special Meeting of Stockholders; Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our certificate of incorporation and our bylaws provide that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting and may not be taken by written action in lieu of a meeting. Our certificate of incorporation and our bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called by our chairman of the board, our president or chief executive officer or our board of directors. In addition, our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to the board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

Super-Majority Voting

The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our board of directors or the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in any annual election of directors. In addition, the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in any election of directors is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our certificate of incorporation described above.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Nasdaq Global Market Listing

Our common stock is listed on the Nasdaq Global Market under the trading symbol “BIOD.”

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer in a primary offering under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we so indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. We will indicate the name and address and other information regarding the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

If we decide to issue warrants pursuant to this prospectus, we will specify in a prospectus supplement the terms of the series of warrants, including, if applicable, the following:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon exercise;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of the warrants and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	a discussion of any material U.S. income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase preferred stock or common stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its nominee. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security held by a depositary that represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under “— Legal Holders” above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

Securities Offered by Us

We may sell the securities under this prospectus from time to time in any one or more of the following ways:

•	through agents;

•	to or through underwriters;

•	through dealers;

•	directly to purchasers; or

•	through a combination of any such methods of sale.

The applicable prospectus supplement will set forth the specific terms of the offering of our securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of our securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which the offered securities may be listed, any of which initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices;

•	at negotiated prices; or

•	a combination of these pricing methods.

Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

If we sell offered securities to the public by means of an underwritten offering, either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, will be set forth in the applicable prospectus supplement. In addition, the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which prospectus supplement will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at fixed public offering prices; or

•	at varying prices determined by the underwriters at the time of sale.

In addition, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all of the offered securities if any are purchased.

We may grant to the underwriters options to purchase additional offered securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions, as may be set forth in the applicable prospectus supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.

If a dealer is utilized in the sales of offered securities, we will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. Any dealer may be deemed to be an underwriter of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

We may directly solicit offers to purchase offered securities and we may make the sale of offered securities directly to institutional investors or others with respect to any resale of the offered securities. The terms of any of these sales will be described in the applicable prospectus supplement.

Offered securities may also be offered and sold in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise by one or more remarketing firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the offered securities remarketed by them.

Agents, underwriters, dealers and remarketing firms may be entitled, under agreements entered into with us, to indemnification by us against some civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

We may authorize underwriters or other persons acting as our agents to solicit offers by specified institutions to purchase offered securities from us, pursuant to contracts providing for payments and delivery on a future date, which will be set forth in the applicable prospectus supplement. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. However, in all cases, we must approve these institutions. The obligations of any purchaser under any contract will be subject to the condition that the purchase of the offered securities shall not, at the time of delivery, be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business for which they have received or will continue to receive customary compensation.

Shares of Common Stock Offered by the Selling Stockholders

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may offer, sell, transfer or otherwise dispose of, the shares of common stock covered by this prospectus from time to time on any stock exchange on which the shares are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholders will act independently of us and of each other in making decisions with respect to the timing, manner and size of each sale, and we cannot assure you that any selling stockholder will sell all or any portion of the shares offered hereby by such selling stockholder. We will not receive any proceeds from the sales of shares of common stock by the selling stockholders.

The selling stockholders may offer and sell the shares of common stock covered by this prospectus by one or more of the following methods:

•	block trades in which a broker or dealer will be engaged to attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	“at the market” transactions to or through market makers or into an existing market for our common stock;

•	in privately negotiated transactions;

•	short sales;

•	in options, swaps or other derivative transactions that may or may not be listed on an exchange;

•	in one or more underwritten offerings on a firm commitment or best efforts basis;

•	distributions to their respective partners, members, managers, directors, employees, consultants or affiliates; or

•	any combination of the above.

The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares. These brokers, dealers or underwriters may act as principals, or as agents of the selling stockholders. Broker-dealers may agree with the selling stockholders to sell a specified number of shares of common stock at a stipulated price per share. If a broker-dealer is unable to sell shares acting as agent for the selling stockholders, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire shares of common stock as principals may thereafter resell the shares from time to time in transactions on any stock exchange on which the shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

To the extent required under the Securities Act, the aggregate amount of the selling stockholders’ shares of common stock being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offering will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the shares may receive compensation in the form of underwriting discounts, concessions, commissions or fees from the selling stockholders and/or purchasers of the selling stockholders’ shares, for which they may act, which compensation as to a particular broker-dealer might be in excess of customary commissions.

Any underwriters, brokers, dealers or agents that participate in the distribution of shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of shares sold by them may be deemed to be underwriting discounts and commissions.

The selling stockholders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of shares of common stock in the course of hedging the positions they assume with the selling stockholders, including, without limitation, in connection with distributions of shares by those broker-dealers. The selling stockholders may enter into option or other transactions with broker-dealers that involve the delivery of shares of common stock offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. The selling stockholders and other persons participating in the sale or distribution of shares of common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, and we have advised the selling stockholders that Regulation M may apply. This regulation may limit the timing of purchases and sales of any shares of common stock by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of shares of common stock in the market and to the activities of the selling stockholders and their respective affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of shares of common stock to engage in market-making activities with respect to the particular shares being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the securities.

The selling stockholders may also sell shares of common stock in accordance with Rule 144 under the Securities Act rather than pursuant to this prospectus, regardless of whether the shares are covered by this prospectus.

We will make copies of this prospectus available to the selling stockholders and any of their successors in interest for purposes of satisfying the prospectus delivery requirements of the Securities Act, if applicable.

Pursuant to a registration rights agreement with the selling stockholders, we have agreed to indemnify in certain circumstances the selling stockholders against certain liabilities, including certain liabilities under the Securities Act. The selling stockholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The selling stockholders may indemnify any underwriter or broker-dealer that participates in transactions involving the sale of shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

In order to comply with the securities laws of certain states, if applicable, the shares of common stock offered by this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, shares of common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

The validity of the securities being offered by this prospectus is being passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, New York, New York.

EXPERTS

The financial statements as of September 30, 2008 and 2009 and for each of the three years in the period ended September 30, 2009 and for the period from December 3, 2003 (inception) to September 30, 2009 and management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2009 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO Seidman, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can find, copy and inspect information we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information about the public reference room. You can review our electronically filed reports, proxy and information statements on the SEC’s website at http://www.sec.gov or on our website at http://www.biodel.com. Information included on our website is not a part of this prospectus or any prospectus supplement.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the securities, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC requires us to “incorporate by reference” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically modifies and supersedes previously filed information including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. Any information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the SEC and any documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2009, as filed with the SEC on December 14, 2009 (SEC File No. 001-33451);

•	our Current Report on Form 8-K dated November 12, 2009, as filed with the SEC on November 18, 2009 (SEC File No. 001-33451);

•	the description of our common stock contained in our Registration Statement on Form 8-A dated May 8, 2007, including any amendments or reports filed for the purpose of updating that description; and

•	any other filings we make pursuant to the Exchange Act after the date of filing the initial registration statement and prior to effectiveness of the registration statement.

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

Biodel Inc.
100 Saw Mill Road
Danbury, Connecticut
Attention: Vice President, Operations
Telephone: (203) 796-5000

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement or that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

12,074,945 Shares of Common Stock

1,813,944 Shares of Series A Preferred Stock

Warrants to Purchase 9,027,772 Shares of Common Stock

May 12, 2011

William Blair & Company
JMP Securities